Company Registration No.	Exhibit 3.01
199002645H

THE COMPANIES ACT, CAP. 50

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PUBLIC COMPANY LIMITED BY SHARES

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CONSTITUTION

of

FLEX LTD.
(formerly known as FLEXTRONICS INTERNATIONAL LTD.)

(Adopted by Special Resolution passed on 24 August 2016)
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Incorporated on the 31st day of May 1990

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ALLEN & GLEDHILL LLP
One Marina Boulevard #28-00
Singapore 018989

THE COMPANIES ACT, CAP. 50
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PUBLIC COMPANY LIMITED BY SHARES
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CONSTITUTION

of

FLEX LTD. 1
(Adopted by Special Resolution passed on 24 August 2016)

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INTERPRETATION

                 1. In this Constitution, if not inconsistent with the subject or context, the words or symbol standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:
Interpretation.

WORDS		MEANINGS

"The Act"	..	The Companies Act, Cap. 50.
"This Constitution"	..	This Constitution as from time to time altered.
"The Company”	..	The above-named Company by whatever name from time to time called.
"Directors"	..	The Directors for the time being of the Company or such number of them as have authority to act for the Company.
"Director"	..	Includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.
"Dividend"		Includes bonus.
"Member"	..	A registered holder of any shares of the Company; provided, however, that a "Member" shall not include the Company in the

_____________________
1 By Special Resolution passed at the Annual General Meeting held on 24 August 2016, the Company resolved to change its name from Flextronics International Ltd. to Flex Ltd.. The name change was effected on 7 September 2016.

holding of its shares as treasury shares, unless otherwise required by the Act.
"month"	..	Calendar month.
"Office"	..	The Registered Office of the Company for the time being.
"paid up"	..	Includes credited as paid up.
"Register"	..	The Register of Members.
“registered address” or “address”	..	In relation to any Member, his physical address for the service or delivery of notices or documents personally or by post, except where otherwise expressly provided in this Constitution.
"Seal"	..	The Common Seal of the Company or in appropriate cases the duplicate Common Seal.
"Secretary"	..
The Secretary or Secretaries appointed under this Constitution and shall include any person appointed by the Directors to perform the duties of Secretary and where two or more persons are appointed to act as Joint Secretaries shall include any one of those persons.

"Singapore"	..	The Republic of Singapore.
“Statutes”	..	The Act and every other act for the time being in force concerning companies and affecting the Company.
“writing", "written" and “in writing”	..
Written or produced by any substitute for writing or partly one and partly another and shall include (except where otherwise expressly specified in this Constitution or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in the Statutes) any representation or reproduction of words, symbols or other information which may be displayed in a visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever.

“$”	..	The lawful currency of Singapore.

The expressions “current address”, “electronic communication” and “treasury shares” shall have the meanings ascribed to them respectively in the Act.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

Any reference in this Constitution to "holders" of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares, and “holding” and “held” shall be construed accordingly.

Any reference in this Constitution to any enactment is a reference to that enactment as amended or enacted from time to time.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in this Constitution.

A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of this Constitution.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

NAME

2. The name of the Company is Flex Ltd.	Name.

REGISTERED OFFICE

3. The Office will be situated in the Republic of Singapore.	Office.

BUSINESS OR ACTIVITY

4. Subject to the provisions of the Act and any other written law and this Constitution, the Company has:	Business or activity.

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for these purposes, full rights, powers and privileges.

PUBLIC COMPANY

5. The Company is a public company.	Public Company.

LIABILITY OF MEMBERS

6. The liability of Members is limited.	Liability of Members.

SHARES

                 7. The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.
Treasury Shares.

                8. (A) Except as is otherwise expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, any financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.
Prohibition against financial assistance.
                    (B) Notwithstanding the provisions of article 8(A) but subject to the Act, the Company may purchase or otherwise acquire its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. Upon the cancellation of a share, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act.
Company may acquire its own issued shares.
9. The Company may issue shares for which no consideration is payable to the Company.	Issue of shares for no consideration.
                10. Subject to the Statutes and this Constitution, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of this Constitution, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and for such consideration (if any) and at such time as the Company in General Meeting may approve.
Issue of Shares.
                11. The rights attached to shares issued upon special conditions shall be clearly defined in this Constitution. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Statutes and this Constitution, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Directors determine.
Special Rights.
                12. Subject to the provisions of the Act, if at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the shares of that class or with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of that class and to every such Special Resolution the provisions of Section 184 of the Act shall, with such adaptations as are necessary, apply. To every such separate General Meeting the provisions of this Constitution relating to General Meetings shall mutatis mutandis apply; provided, however, that the necessary quorum shall be at least two persons holding or representing by proxy or by attorney no less than one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll.
Variation of rights.
                13. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.
Creation or issue of further shares with special rights.

                14. The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may think fit. Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or by a combination of cash and fully or partly paid shares.
Power to pay commission and brokerage.
                15. Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by this Constitution or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.
Exclusion of equities.
                16. If two or more persons are registered in the Register as joint holders of any share any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.
Joint holders.
17. No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.
                18. If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.
Payment of instalments.
                19. The certificate of title to shares in the capital of the Company shall be issued under the Seal or (where required under the Act) the official seal for use abroad, in such form as the Directors shall from time to time prescribe and shall bear (a) the autographic or facsimile signatures of at least one Director and the Secretary or some other person appointed by the Directors where the Seal is affixed, or (b) the autographic or facsimile signature of any person authorised by the Directors where the official seal for use abroad is affixed, and shall specify the number and class of shares to which it relates, whether the shares are fully or partly paid up, and the amount (if any) unpaid thereon. The facsimile signatures may be reproduced by mechanical or other means approved by the Directors.
Share Certificates.
                20. Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgement of any transfer to one certificate for all his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers only part of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.
Entitlement to certificate.
                21. If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company a fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Statutes and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.
New certificates may be issued.

RESTRICTION ON TRANSFER OF SHARES

                22. (A) Subject to this Constitution, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a share shall be signed by the transferor and the witness thereto and shall be effective although not signed or witnessed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.
Form of Transfer.
                     (B) All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in any case of fraud) be returned to the party presenting the same.
Retention of Transfers.
(C) No share shall in any circumstances be transferred to any infant or bankrupt person or person who is mentally disordered and incapable of managing himself or his affairs.	Infant, bankrupt or mentally disordered.
                23. The Directors may, in their absolute discretion decline to register any transfer of shares upon which the Company has a lien and in the case of shares not fully paid up may refuse to register a transfer to a transferee of whom they do not approve; provided, however, that as required by the Act the Directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal.
Directors' power to decline to register.
24. The Directors may decline to register any instrument of transfer unless:	Instrument of transfer.

(a)	such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of this Constitution, is paid to the Company in respect thereof;
(b)
the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person to do the same; and

(c)	the amount of proper duty (if any) with which each instrument of transfer is chargeable under any law for the time being in force relating to stamps is paid.

                25. The Company shall provide a book to be called "Register of Transfers" which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.
Register of Transfers.
26. The Register may be closed at such times and for such periods not exceeding in the aggregate thirty days in any calendar year as the Directors may from time to time determine.	Closure of Register.

TRANSMISSION OF SHARES

                 27. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.
Transmission on death.
                 28. Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.
Transmission of shares.
                 29. Save as otherwise provided by or in accordance with this Constitution a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.
Rights of unregistered executors and trustees.
                 30. There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $2/- as the Directors may from time to time require or prescribe.
Fee for registration of probate etc.

CALLS ON SHARES

                31. The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.
Calls on shares.

32. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.
                33. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.
Interest on calls.
                34. Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
Sum due on allotment.
35. The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.
                36. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the Company may pay interest at such rate not exceeding ten per cent per annum as the Member paying such sum and the Directors agree upon.
Payment in advance of calls.

FORFEITURE AND LIEN

               37. If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.
Notice requiring payment of calls.
               38. The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.
Notice to state time and place.
               39. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.
Forfeiture on non--compliance with notice.
               40. A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.
Sale of shares forfeited.

                41. A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at ten per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such money in respect of the shares and the Directors may waive payment of such interest either wholly or in part.
Rights and liabilities of Members whose shares have been forfeited or surrendered.
                42. The Company shall have a first and paramount lien and charge on every share (whether fully paid or not) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and to all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this article.
Company's lien.
                43. The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and of intention to sell in default shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.
Sale of shares subject to lien.
                44. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.
Application of proceeds of such sales.
                45. A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal or as the case may be, official seal for use abroad delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Title to shares forfeited or surrendered or sold to satisfy a lien.

ALTERATION OF CAPITAL

                46. Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of this Constitution and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.
Rights and privileges of new shares.

                47. Except so far as otherwise provided by the conditions of issue or by this Constitution all new shares shall be subject to the provisions of this Constitution with reference to allotments, payment of calls, lien, transfer, transmission, forfeiture and otherwise.
New shares otherwise subject to provisions of this Constitution.
48. (A) The Company may by Ordinary Resolution:	Power to consolidate, subdivide, and redenominate shares.

(a)	consolidate and divide all or any of its shares;
(b)
subdivide its shares or any of them, subject to the provisions of the Act provided, however, that in such sub-division the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(c)	subject to the provisions of this Constitution and the Statutes, convert its share capital or any class of shares from one currency to another currency.
(B) The Company may by Special Resolution, subject to and in accordance with the Statutes, convert one class of shares into another class of shares.		Power to convert shares.

                49. The Company may by Special Resolution reduce its share capital or any undistributable reserve in any manner, subject to any incident authorised and consent required by law. Without prejudice to the generality of the foregoing and article 8(B), upon cancellation of a share purchased or otherwise acquired by the Company pursuant to this Constitution and the Statutes, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.
Power to reduce capital.

STOCK

50. The Company may by Ordinary Resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares.	Power to convert into stock.
                51. The holders of stock may transfer the same or any part thereof in the same manner and subject to the same articles as the shares from which the stock arose might have been transferred prior to conversion or as near thereto as circumstances admit but no stock shall be transferable except in such units as the Directors may from time to time determine.
Transfer of stock.
                52. The holders of stock shall, according to the number of stock units held by them, have the same rights, privileges and advantages as regards dividend, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except as regards dividend and return of capital and the assets on winding up) shall be conferred by the number of stock units which would not if existing in shares have conferred that privilege or advantage; and no such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted.
Rights of stockholders.

              53. All of the provisions of this Constitution that are applicable to paid up shares shall apply to stock and the words "share" and "shareholder" or similar expressions herein shall include "stock" or "stockholder".
Interpretation.

GENERAL MEETINGS

              54. (A)    Subject to the provisions of the Act the Company shall in each year hold an Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. Provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.

                    (B)    All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

                    (C)    The time and place of any General Meeting shall be determined by the Directors.
Annual General Meeting. Extraordinary General Meetings. Time and place.
              55. The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
Calling Extraordinary General Meetings.

NOTICE OF GENERAL MEETINGS

              56. Subject to the provisions of the Act as to Special Resolutions and special notice, at least fourteen days' notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:
Notice of Meetings.
(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)
in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat, as is required by the Act. Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto shall not invalidate the proceedings at any General Meeting.

              57. (A) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member of the Company.

                    (B) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

                    (C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect.
Contents of notice. Notice of General Meeting for special business and Special Resolutions.

58. Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes:		Routine business.
(a)	Declaring dividends;

(b)	Reading, considering and laying the financial statements, the Directors’ statement and Auditor’s report, and other documents required to be attached to the financial statements;

(c)	Appointing or re-appointing Directors to fill vacancies arising at the meeting on retirement whether by rotation or otherwise; and

(d)	Appointing or re-appointing the Auditor and fixing the remuneration of the Auditor or determining the manner in which such remuneration is to be fixed.

PROCEEDINGS AT GENERAL MEETINGS

              59. No business shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Save as herein otherwise provided, the quorum at any General Meeting shall be Members holding in aggregate not less than 33 1/3 per cent of the total number of issued and fully paid shares in the capital of the Company for the time being, present in person or by proxy. For the purpose of this article, "Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.
Quorum.
              60. If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.
Adjournment if quorum not present.

              61. Subject to the provisions of the Act, a resolution in writing signed by every Member of the Company entitled to vote or being a corporation by its duly authorised representative shall have the same effect and validity as an Ordinary Resolution of the Company passed at a General Meeting duly convened, held and constituted, and may consist of several documents in the like form, each signed by one or more of such Members.
Resolution in writing.
              62. The Chairman of the Board of Directors shall preside as chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within fifteen minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the chair, one of their number present, to be chairman of the Meeting.
Chairman.
              63. The chairman of any General Meeting may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more (or sine die), notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.
Adjournment.
              64. At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded:

(a) by the chairman of the Meeting;

(b) by not less than three Members who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

(c) by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five per cent. of the total voting rights of all the Members having the right to vote at the Meeting; or

(d) by any Member or Members present in person or by proxy or by attorney or in the case of a corporation by a representative, holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than five per cent. of the total sum paid up on all the shares conferring that right.

Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the chairman of the Meeting that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.
Method of voting.
              65. If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so directed by the Meeting shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.
Taking a poll.

              66. If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.
Votes counted in error.
              67. In the case of equality of votes, whether on a show of hands or on a poll, the chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.
Chairman's casting vote.
              68. A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.
Time for taking a poll.
69. The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for a poll.

VOTES OF MEMBERS

              70. Subject to this Constitution and to any special privileges or restrictions as to voting attached to any special class of shares hereinafter issued every Member who is entitled to vote and who is present in person or by proxy or attorney or in the case of a corporation by a representative shall:

(a) on a show of hands, have one vote. Provided always that in the case of a Member who is represented by two proxies, only one of the two proxies as determined by that Member or, failing such determination, by the chairman of the Meeting (or by a person authorised by him) in his sole discretion, shall be entitled to vote on a show of hands; and

(b) on a poll, have one vote for every share of which he holds or represents.
Voting rights of Members.
              71. Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this article be deemed joint holders thereof.
Voting rights of joint holders.
              72. A Member with mental disorder or whose person or estate is liable to be dealt with in any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the Meeting.
Voting rights of Members with mental disorder.
              73. Subject to the provisions of this Constitution and the Act, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.
Right to vote.
              74. No objection shall be raised as to the admissibility of any vote except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the Meeting whose decision shall be final and conclusive.
When objection to admissibility of votes may be made.

              75. On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
Vote on a poll.
              76. (A) A Member may appoint more than two proxies to attend and vote at the same General Meeting.

                    (B) In any case where a form of proxy appoints more than one proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.

                    (C) An instrument appointing a proxy shall be in writing and:

(a) in the case of an individual shall be:

(i) signed by the appointor or by his attorney if the instrument is delivered personally or sent by post; or

(ii) authorised by that individual through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication; and

(b) in the case of a corporation shall be:

(i) either under the common seal or signed on its behalf by an attorney or by a duly authorised officer of the corporation if the instrument is delivered personally or sent by post; or

(ii) authorised by that corporation through such method and in such manner as may be approved by the Directors, if the instrument is submitted by electronic communication.

The Directors may, for the purposes of articles 76(C)(a)(ii) and 76(C)(b)(ii), designate procedures for authenticating any such instrument, and any such instrument not so authenticated by the use of such procedures shall be deemed not to have been received by the Company.

                    (D) The signature on, or authorisation of, such instrument need not be witnessed. Where an instrument appointing a proxy is signed or authorised on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to article 78, failing which the instrument may be treated as invalid.

                    (E) The Directors may, in their absolute discretion:

(a) approve the method and manner for an instrument appointing a proxy to be authorised; and

(b) designate the procedure for authenticating an instrument appointing a proxy,

as contemplated in articles 76(C)(a)(ii) and 76(C)(b)(ii) for application to such Members or class of Members as they may determine. Where the Directors do not so approve and designate in relation to a Member (whether of a class or otherwise), article 76(C)(a)(i) and/or (as the case may be) article 76(C)(b)(i) shall apply.
Appointment of proxies. Execution of Proxies. Witness and authority. Directors may approve method and manner, and designate procedure, for electronic communications.
77. A proxy need not be a Member of the Company.	Proxy need not be a Member.

              78. (A) An instrument appointing a proxy or the power of attorney or other authority, if any:

(a) if sent personally or by post, shall be deposited at such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the Meeting or adjourned Meeting (or, if no place is so specified, at the Office); or

(b) if submitted by electronic communication, shall be received through such means as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the Meeting or adjourned Meeting, and in either case, not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting or (in the case of a poll taken otherwise than at or on the same day as the Meeting or adjourned Meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid unless the Directors otherwise determine. The instrument shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates; Provided always that an instrument of proxy or the power of attorney or other authority, if any, relating to more than one Meeting (including any adjournment thereof) having once been so delivered in accordance with this article 78 for the purposes of any Meeting shall not be required again to be delivered for the purposes of any subsequent Meeting to which it relates.

                    (B) The Directors may, in their absolute discretion, and in relation to such Members or class of Members as they may determine, specify the means through which instruments appointing a proxy may be submitted by electronic communications, as contemplated in article 78(A)(b). Where the Directors do not so specify in relation to a Member (whether of a class or otherwise), article 78(A)(a) shall apply.
Deposit of proxies. Directors may specify means for electronic communications.

              79. An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the Meeting:
Form of proxies.

FLEX LTD.

"I/We,
"of
"a Member/Members of the above-named Company hereby appoint
"of
"or whom failing
"of
"to vote for me/us and on my/our behalf
"at the (Annual, Extraordinary or Adjourned,
"as the case may be) General Meeting of
"the Company to be held on the    day
"of    and at every adjournment
"thereof.

"As Witness my hand this    day of
"20 ."

An instrument appointing a proxy shall, unless the contrary is stated thereon be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.
              80. A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided always that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.
Intervening death or mental disorder of principal not to revoke proxy.
              81. Any corporation that is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member of the Company and such corporation shall for purposes of this Constitution (but subject to the Act) be deemed to be present in person at any such Meeting if the person so authorised is present thereat.
Corporations acting by representatives.

DIRECTORS

              82. Subject to the other provisions of Section 145 of the Act, the number of the Directors, all of whom shall be natural persons, shall not be less than two nor, unless otherwise determined by the Company in General Meeting, more than eleven.
Number of Directors.
              83. A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.
Qualification.
              84. Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.
Remuneration of Directors.
              85. The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.
Travelling expenses.
              86. Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.
Extra Remuneration.
              87. (A) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on and to such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intending Director shall be disqualified by his office from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such contract or arrangement or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

                    (B) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office held or property possessed by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure as required under the Act, a Director shall be entitled to vote in respect of any transaction or proposed transaction in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

                    (C) Where applicable, the provisions of this article 87 shall apply mutatis mutandis to the Chief Executive Officer of the Company.
Power of Directors to hold office of profit and to contract with Company. Directors to observe Section 156 of the Act.

              88. (A) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other company.

                    (B) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director of the Company may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.
Holding of office in other companies. Directors may exercise voting power conferred by Company's shares in another company.

CHIEF EXECUTIVE OFFICERS

              89. The Directors may from time to time appoint one or more of their body to be Chief Executive Officer or Chief Executive Officers (or the equivalent position or positions) of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.
Appointment of the Chief Executive Officer.
              90. A Chief Executive Officer (or a person holding an equivalent position) who is a Director shall not, while he continues to hold that office, be subject to retirement by rotation unless the Board of Directors determines otherwise at its sole discretion, at any time, and he shall not be taken into account in determining the number of Directors to retire by rotation but he shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director from any cause he shall ipso facto and immediately cease to be a Chief Executive Officer (or hold such equivalent position).
Resignation, retirement and removal of the Chief Executive Officer.
              91. Subject to Section 169 of the Act, the remuneration of a Chief Executive Officer (or a person holding an equivalent position) shall from time to time be fixed by the Directors and may, subject to this Constitution, be by way of salary or commission or participation in profits or by any or all of such modes.
Remuneration of the Chief Executive Officer.
              92. The Directors may from time to time entrust to and confer upon a Chief Executive Officer (or a person holding an equivalent position) for the time being such of the powers exercisable under this Constitution by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.
Powers of the Chief Executive Officer.

VACATION OF OFFICE OF DIRECTORS

              93. The office of a Director shall be vacated in any one of the following events, namely:

(a) if he becomes prohibited from being a Director by reason of any order made under the Act;

(b) if he ceases to be a Director by virtue of any of the provisions of the Act or this Constitution;

(c) subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

(d) he shall have a bankruptcy order made against him or if he shall make any arrangement or composition with his creditors generally;

(e) if he becomes mentally disordered and incapable of managing himself or his affairs or if in Singapore or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs; or

(f) if he be absent from meetings of the Directors for a continuous period of six months without leave from the Directors and the Directors resolve that his office be vacated.
Vacation of office of Director.
              94. At each Annual General Meeting one-third of the Directors for the time being (or, if their number is not a multiple of three, the number nearest to but not more than one-third) shall retire from office by rotation. Provided, however, that no Director holding office as Chief Executive Officer (or an equivalent position) shall be subject to retirement by rotation unless otherwise determined in accordance with article 90 or be taken into account in determining the number of Directors to retire.
Retirement of Directors by rotation.
              95. The Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.
Selection of Directors to retire.
              96. The Company at the Meeting at which a Director retires under any provision of this Constitution may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

(a) where at such Meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the Meeting and lost;

(b) where such Director has given notice in writing to the Company that he is unwilling to be re-elected; or

(c) where the default is due to the moving of a resolution in contravention of article 98.

The retirement shall not have effect until the conclusion of the Meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the Meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.
Filling vacated office.

              97. In accordance with the provisions of Section 152 of the Act, the Company may by Ordinary Resolution of which special notice has been given remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in General Meeting may appoint another person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment, the vacancy so arising may be filled by the Directors as a casual vacancy.
Removal of Directors.
              98. At any General Meeting of the Company, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so moved has first been agreed to by the Meeting without any vote being given against it, and any resolution passed in contravention of this provision shall be void.
Appointment of two or more persons as Directors.
              99. Subject to the Act, no person other than a Director retiring at the General Meeting shall, unless recommended for election by the Directors, be eligible for appointment as a Director at any General Meeting unless a Member shall lodge at the Office a written notice of the proposed nomination not less than 45 days (exclusive of the date on which the notice is given) prior to the first anniversary of the date on which the Company first mailed its proxy statement for the prior year’s Annual General Meeting. Such notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re--election as a Director, all information relating to such person that may be required to be disclosed under applicable laws governing the Company's solicitations for proxies for election of Directors (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the Member giving the notice, all information relating to such Member that may be required to be disclosed under applicable laws governing the Company's solicitations of proxies for election of Directors (including such person's name and address, as they appear on the Register of Members of the Company). The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. Notwithstanding the foregoing, in the case of a person recommended by the Directors for election, seven clear days' notice only shall be necessary.
Notice of intention to appoint Director.
             100. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number fixed by or in accordance with this Constitution. Any person so appointed by the Directors shall hold office only until the next Annual General Meeting and shall then be eligible for re-election, but shall not be taken into account in determining the number of Directors who are to retire by rotation at such Meeting.
Directors' power to fill casual vacancies and to appoint additional Director.

ALTERNATE DIRECTORS

             101. (A) Any Director may at any time by writing under his hand and deposited at the Office or delivered at a meeting of the Directors appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment.

                     (B) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors' meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

                     (C) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

                     (D) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointment as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of article 107.

                     (E) An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under this Constitution but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote. Provided, however, that he shall not constitute a quorum under article 104 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Director.

                     (F) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

                     (G) An Alternate Director shall not be required to hold any share qualification.

Appointment of Alternate Directors.

Voting and Capacity.

Determination of appointment of Alternate Directors.

Powers of Alternate Directors.

Quorum.

Alternate Directors’ remuneration.

No share qualification.

PROCEEDINGS OF DIRECTORS

             102. (A)    The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of this Constitution questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

                     (B) The Directors may hold or participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and be heard by all other participants at the same time. Such participation shall constitute presence in person. Any such meeting shall be deemed to be held at the place where the person taking
Meetings of Directors. Participation in a meeting by conference telephone or video conference telephone.

the minutes of the meeting is situated or at such place otherwise agreed upon by the Directors attending such meeting, provided that at least one of the Directors present at the meeting was at such place otherwise agreed upon for the duration of the meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under this Constitution, all resolutions agreed to by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held.

                     (C) In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to all the other Directors taking part and no Director may disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

103. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.	Convening meetings of Directors.
             104. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.
Quorum.
             105. The continuing Directors may act notwithstanding any vacancies but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with this Constitution the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Directors or Director able or willing to act, then any two Members may summon a General Meeting for the purpose of appointing Directors.
Proceedings in case of vacancies.
             106. The Directors may from time to time elect from their number a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman's absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be chairman of such meeting.
Chairman and Deputy Chairman.
             107. A resolution in writing signed by all the Directors for the time being and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided, however, that, when a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate may sign. The expressions "in writing” and "signed" include approval by any such Director by telefax or any form of electronic communication approved by the Directors for such purpose from time to time, which incorporates, as the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.
Resolutions in writing.
             108. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Directors.
Power to appoint committees.

             109. The meetings and proceedings of any such committee consisting of two or more members shall be governed mutatis mutandis by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding article.
Proceedings at committee meetings.
             110. All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.
Validity of acts of Directors in spite of some formal defect.

GENERAL POWERS OF THE DIRECTORS

             111. The business of the Company shall be managed by, or under the direction or supervision of the Directors who (in addition to the powers and authorities by this Constitution or otherwise expressly conferred upon them) may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by the Act expressly directed or required to be exercised or done by the Company in General Meeting and in particular and without prejudice to the generality of the foregoing the Directors may at their discretion exercise every borrowing power vested in the Company by this Constitution or permitted by law together with collateral power of hypothecating the assets of the Company including any uncalled or called but unpaid capital; provided, however, that the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company's undertaking or property unless those proposals have been approved by the Company in General Meeting.
General powers of Directors to manage Company's business.
             112. (A) The Directors may from time to time by power of attorney under the Seal or as the case may be, the official seal for use abroad appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.

                      (B) The Company or the Directors on behalf of the Company may in exercise of the powers in that behalf conferred by the Act cause to be kept a Branch Register or Registers of Members and the Directors may (subject to the provisions of the Act) make and vary such regulations as they may think fit in respect of the keeping of any such Branch Register.
Power to appoint attorneys. Registers.
             113. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by Resolution determine.
Cheques, etc.

BORROWING POWERS

             114. Subject as hereinafter provided and to the provisions of the Act, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.
Directors' borrowing powers.

SECRETARY

             115. The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.
Secretary.

SEAL

             116. (A)    The Directors shall provide for the safe custody of the Seal and the official seal for use abroad, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf.

                     (B) Every instrument to which the Seal shall be affixed shall (subject to the provisions of this Constitution as to certificates for shares) be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors in place of the Secretary for the purpose.

                     (C) The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors. For the avoidance of doubt, the affixation of the official seal need not comply with the signature requirements prescribed by article 116(B), and need only comply with the execution formalities prescribed under the Act.

                     (D) The Company may have a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words "Share Seal".
Seal. Affixing Seal. Official seal. Share Seal.

AUTHENTICATION OF DOCUMENTS

             117. Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the Constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents, accounts and financial statements relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents, accounts or financial statements are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.
Power to authenticate documents.

             118. A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.
Certified copies of resolution of the Directors.

DIVIDENDS

            119. The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.
Declaration of dividends.
            120. Subject to the rights of holders of shares with special rights as to dividend (if any), all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid, but (for the purposes of this article only) no amount paid on a share in advance of calls shall be treated as paid on the share. All dividends shall be apportioned and paid pro rata according to the amount paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.
Apportionment of dividends.
            121. If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any express class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.
Payment of preference and interim dividends.
122. No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.
            123. The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.
Deduction of debts due to Company.
            124. The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect subject of which the lien exists.
Retention of dividends on shares subject to lien.
            125. The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.
Retention of dividends on shares pending transmission.
            126. The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.
Unclaimed dividends or other moneys.

             127. The Company may, upon the recommendation of the Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they deem expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as the Directors may deem expedient.
Payment of dividend in specie.
             128. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.
Dividends payable by cheque.
129. A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

             130. The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.
Power to carry profit to reserve.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

             131. The Company may, upon the recommendation of the Directors, by Ordinary Resolution:

(a) issue bonus shares, for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares; and/or

(b) capitalise any sum for the time being standing to the credit of any of the Company's reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum is not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.
Power to issue free bonus shares and/or to capitalise reserves.
             132. Whenever such a resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue and/or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.
Power of Directors to give effect to bonus issues and/or capitalisations.

MINUTES AND BOOKS

             133. The Directors shall cause minutes to be made in books to be provided for the purpose:
(a) of all appointments of officers made by the Directors;

(b) of the names of the Directors present at each meeting of Directors and of any committee of Directors; and

(c) of all resolutions and proceedings at all Meetings of the Company and of any class of Members, of the Directors and of committees of Directors.
Minutes.

             134. The Directors shall duly comply with the provisions of the Act and in particular the provisions in regard to registration of charges, created by or affecting property of the Company, in regard to keeping the Register, a Register of Mortgages and Charges and a Register of Directors' Share and Debenture Holdings and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.
Keeping of Registers, etc.
             135. Any register, index, minute book, book of accounts or other book required by this Constitution or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.
Form of registers, etc.

FINANCIAL STATEMENTS

             136. The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.
Directors to keep proper accounts.
             137. Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by the Directors or by an Ordinary Resolution of the Company.
Location and inspection.
             138. In accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such financial statements, balance sheets, reports, statements and other documents as may be necessary.
Presentation of financial statements.
             139. A copy of the financial statements and, if required, the balance sheet (including every document required by law to be attached thereto), which is duly audited and which is to be laid before the Company in General Meeting accompanied by a copy of the Auditor’s report thereon, shall not less than fourteen days before the date of the Meeting be sent to every Member of the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or under this Constitution. Provided always that this article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of a holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.
Copies of financial statements.

AUDITORS

           140. Auditors shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.
Appointment of Auditors.
           141. Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.
Validity of acts of Auditors.

             142. The Auditors shall be entitled to attend any General Meeting and to receive all notices and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.
Auditors entitled to attend General Meetings.

NOTICES

             143. (A)    Any notice or document (including a share certificate) may be served on or delivered to any Member by the Company either personally or by sending it through the post in a prepaid cover addressed to such Member at his registered address appearing in the Register of Members. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

                     (B) Without prejudice to the provisions of article 143(A), but subject otherwise to the Act and any regulations made thereunder relating to electronic communications, any notice or document (including, without limitation, any accounts, balance-sheet, financial statements or report) which is required or permitted to be given, sent or served under the Act or under this Constitution by the Company, or by the Directors, to a Member may be given, sent or served using electronic communications:

(a) to the current address of that person; or

(b) by making it available on a website prescribed by the Company from time to time,

in accordance with the provisions of this Constitution, and/or any other applicable regulations or procedures.

Service of notice. Electronic communications.

                     (C) For the purposes of article 143(B) above, a Member shall be deemed to have agreed to receive such notice or document by way of such electronic communications and shall not have a right to elect to receive a physical copy of such notice or document.
Implied consent.

                     (D) Notwithstanding article 143(C) above, the Directors may, at their discretion, at any time give a Member an opportunity to elect within a specified period of time whether to receive such notice or document by way of electronic communications or as a physical copy, and a Member shall be deemed to have consented to receive such notice or document by way of electronic communications if he was given such an opportunity and he failed to make an election within the specified time, and he shall not in such an event have a right to receive a physical copy of such notice or document.
Deemed consent.

                     (E) Where a notice or document is given, sent or served by electronic communications:

(a) to the current address of a person pursuant to article 143(B)(a), it shall be deemed to have been duly given, sent or served at the time of transmission of the electronic communication by the email server or facility operated by the Company or its service provider to the current address of such person (notwithstanding any delayed receipt, non-delivery or “returned mail” reply message or any other error message indicating that the electronic communication was delayed or not successfully sent), unless otherwise provided under the Act and/or any other applicable regulations or procedures; and

(b) by making it available on a website pursuant to article 143(B)(b), it shall be deemed to have been duly given, sent or served on the date on which the notice or document is first made available on the website, or unless otherwise provided under the Act and/or any other applicable regulations or procedures.

When notice given by electronic communications deemed served.
                     (F) Where a notice or document is given, sent or served to a Member by making it available on a website pursuant to article 143(B)(b), the Company shall give separate notice to the Member of the publication of the notice or document on that website and the manner in which the notice or document may be accessed by any one or more of the following means:

(a) by sending such separate notice to the Member personally or through the post pursuant to article 143(A); and/or

(b) by sending such separate notice to the Member using electronic communications to his current address pursuant to article 143(B)(a).

Notice to be given of service on website.
                     (G) Notwithstanding this article 143, if the Company has a registered class of security under Section 12 of the United States Securities Exchange Act of 1934, as amended, any manner of furnishing notices and documents using electronic communications must comply with applicable rules of the United States Securities and Exchange Commission, including Rule 14a-16 under the United States Securities Exchange Act of 1934.

             144. All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.

Service of notices in respect of joint holders.
145. Subject to article 143(B), any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under this Constitution.	Members shall be served at registered address.

             146. A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying to the Company also an address for the service of notice, shall be entitled to have served upon or delivered to him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member or given, sent or served to any Member using electronic communications in pursuance of this Constitution shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company have notice of the same) be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or first-named joint holder.
Service of notices after death, bankruptcy etc.
             147. Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.
Signature on notice.
             148. When a given number of days' notice or notice extending over any other period is required to be given the day of service shall, unless it is otherwise provided or required by this Constitution or by the Act, not be counted in such number of days or period.
Day of service not counted.
             149. (A) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:
(a) every Member;

(b) every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(c) the Auditor for the time being of the Company.

                     (B) No other person shall be entitled to receive notices of General Meetings.

Persons entitled to receive notice of General Meeting.
150. The provisions of articles 143, 147 and 148 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

WINDING UP

             151. If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the Liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.
Distribution of assets in specie.

INDEMNITY

             152. Subject to the provisions of and so far as may be permitted by the Act and the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him in the execution and discharge of his duties (including, without limitation, where he serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Without prejudice to the generality of the foregoing, no Director, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, wilful default, breach of duty or breach of trust.
Indemnity of Directors and officers.

SECRECY

             153. No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.
Secrecy.
PERSONAL DATA

            154. (A)    A Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:

(a) implementation and administration of any corporate action by the Company (or its agents or service providers);

(b) internal analysis and/or market research by the Company (or its agents or service providers);

(c) investor relations communications by the Company (or its agents or service providers);

(d) administration by the Company (or its agents or service providers) of that Member’s holding of shares in the Company;

(e) implementation and administration of any service provided by the Company (or its agents or service providers) to its Members to receive notices of meetings, annual reports and other shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

Personal data of Members.

(f) processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any General Meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any General Meeting (including any adjournment thereof);

(g) implementation and administration of, and compliance with, any provision of this Constitution;

(h) compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(i) purposes which are reasonably related to any of the above purposes.

                    (B) Any Member who appoints a proxy and/or representative for any General Meeting and/or any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in articles 154(A)(f) and 154(A)(h), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such Member’s breach of warranty.
Personal data of proxies and/or representatives.

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:

NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS	Number of shares taken by each Subscriber.
Sgd. LUCIEN WONG YUEN KUAI 39 Chancery Lane, #01-13, Villa Chancery, Singapore 1130. Advocate & Solicitor	ONE ORDINARY SHARE
TOTAL NUMBER OF SHARES TAKEN	ONE ORDINARY SHARE
c/f.. ONE ORDINARY SHARE

Dated this 31st day of May 1990.

Witness to the above signature:

Sgd.	JUNE LOW FUI SIAN
Advocate & Solicitor,
c/o Allen & Gledhill,
Advocates & Solicitors,
36 Robinson Road,
#18-01 City House,
Singapore 0106.

WE, the several persons whose names, addresses and descriptions are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and respectively agree to take the number of shares in the capital of the Company set opposite our respective names:

NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS	Number of shares taken by each Subscriber.
b/f.. Sgd. CHOO WAI HONG 21 Stevens Drive, #03-21 Robin Heights, Singapore 1025. Advocate & Solicitor	ONE ORDINARY SHARE ONE ORDINARY SHARE
TOTAL NUMBER OF SHARES TAKEN	TWO ORDINARY SHARE

Dated this 31st day of May 1990.

Witness to the above signature:

Sgd.	JUNE LOW FUI SIAN
Advocate & Solicitor,
c/o Allen & Gledhill,
Advocates & Solicitors,
36 Robinson Road,
#18-01 City House,
Singapore 0106.